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Exhibit 4.1

AMENDMENT NO 1. TO RIGHTS AGREEMENT

        THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the "Amendment") is made as of the 28th day of May, 2008, by and between KOSAN BIOSCIENCES INCORPORATED, a Delaware corporation (the "Company"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company (the "Rights Agent").

        WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), among the Company, Bristol-Myers Squibb Company, a Delaware corporation ("Parent"), and KB Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), pursuant to which Sub will: (i) make a tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock"), on the terms and subject to the conditions set forth in the Merger Agreement (such tender offer, as it may be amended and/or extended from time to time, is referred to in this Amendment as the "Offer"); and (ii) after acquiring shares of Company Common Stock pursuant to the Offer, Sub will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (such merger is referred to in this Amendment as the "Merger");

        WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Parent, Sub and certain stockholders of the Company are entering into a Stockholder Agreement (as the same may be amended from time to time, the "Stockholder Agreement") pursuant to which such stockholders will agree to take the actions specified therein in furtherance of the Offer and the Merger;

        WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of October 5, 2001 (the "Rights Agreement");

        WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of each of the Merger Agreement and the Stockholder Agreement and the consummation of the transactions contemplated thereby; and

        WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

        NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

        1.     Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

        2.     The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(a) that shall read in its entirety as follows:

  "Notwithstanding anything in this Agreement to the contrary, no Person (or any of such Person's Affiliates or Associates) shall be or become an Acquiring Person by reason of, and the term "Acquiring Person" shall not include any Person (or any of such Person's Affiliates or Associates) by reason of, (i) the approval, execution and/or delivery of the Agreement and Plan of Merger, dated as of May 28, 2008, among Bristol-Myers Squibb Company, a Delaware corporation ("Parent"), KB Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company (such Agreement and Plan of Merger, as the same may be amended from time to time, is referred to in this Agreement as the "Merger Agreement") or the approval, execution and/or delivery of any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement, dated as of May 28, 2008, among Parent, Sub and the individuals and other parties listed on Schedule A thereto (such Stockholder Agreement, as the same may be amended from time to time, is referred to in this Agreement as the "Stockholder Agreement") or the approval, execution and/or delivery of any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to a tender offer to acquire all of the outstanding Common Shares to be commenced by Sub pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such tender offer, as it may be amended and/or extended from time to time pursuant to the terms of the Merger Agreement, is referred to in this Agreement as the "Offer"), (iv) the merger of Sub with and into the Company pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such merger is referred to in this Agreement as the "Merger"), (v) the consummation of any other transactions contemplated by the Merger Agreement or the Stockholder Agreement (the Merger Agreement and the Stockholder Agreement collectively referred to in this Agreement as the "Merger Transaction Agreements"), or (vi) the announcement of any of the Merger Transaction Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        3.     The definition of "Interested Stockholder" set forth in Section 1(i) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 1(i) that shall read in its entirety as follows:

  "Notwithstanding anything in this Agreement to the contrary, no Person (or any of such Person's Affiliates or Associates) shall be or become an Interested Stockholder by reason of, and the term Interested Stockholder shall not include any Person (or any of such Person's Affiliates or Associates) by reason of, (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement or any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to the Offer, (iv) the Merger, (v) the consummation of any other transactions contemplated by any of the Merger Transaction Agreements, or (vi) the announcement of any of the Merger Transaction Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        4.     The definition of "Shares Acquisition Date" in Section l(n) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section l(n) that shall read in its entirety as follows:

  "Notwithstanding anything in this Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement or any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to the Offer, (iv) the Merger, (v) the consummation of any other transactions contemplated by any of the Merger Transaction Agreements, or (vi) the announcement of any of the Merger Transaction Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        5.     Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 3(a) that shall read in its entirety as follows:

  "Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement or any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to the Offer, (iv) the Merger, (v) the consummation of any other transactions contemplated by any of the Merger Transaction Agreements, or (vi) the

  announcement of any of the Merger Transaction Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        6.     Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

  "(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on October 29, 2011, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the moment in time immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earlier to occur of the events described in clauses (i) and (iv) of this paragraph (a) shall be referred to herein as the "Final Expiration Date")."

        7.     Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 11(a)(ii) that shall read in its entirety as follows:

  "Notwithstanding anything in this Agreement to the contrary, no event requiring an adjustment under this Section 11(a) shall be deemed to have occurred by reason of (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement or any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to the Offer, (iv) the Merger, (v) the consummation of any other transactions contemplated by any of the Merger Transaction Agreements, or (vi) the announcement of any of the Merger Transaction Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        8.     Section 13(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 13(a) that shall read in its entirety as follows:

  "Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (x) through (z) of the first sentence of Section 13(a) shall be deemed to have occurred as a result of (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement or any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to the Offer, (iv) the Merger, (v) the consummation of any other transactions contemplated by any of the Merger Transaction Agreements, or (vi) the announcement of any of the Merger Transaction Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        9.     Section 30 of the Rights Agreement is hereby amended by adding the following sentence to the end of said Section 30 that shall read in its entirety as follows:

  "Further, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the approval, execution and/or delivery of the Merger Agreement or any amendment thereto, (ii) the approval, execution and/or delivery of the Stockholder Agreement or any amendment thereto, (iii) the acceptance for payment or purchase by Sub of Common Shares pursuant to the Offer, (iv) the Merger, (v) the consummation of any other transactions contemplated by any of the Merger Transaction Agreements, or (vi) the announcement of any of the Merger Transaction

  Agreements, the Offer, the Merger or any other transactions contemplated by the Merger Transaction Agreements."

        10.   The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms. In the event of any conflict, inconsistency or incongruity between any provision of this Amendment and any provision of the Rights Agreement, the provisions of this Amendment shall govern and control.

        11.   All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

        12.   Nothing in this Amendment shall be construed to give to any person or corporation other than the Company, the Parent, the Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Parent, the Sub, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

        13.   If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        14.   This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

        15.   This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        16.   The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

        IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

KOSAN BIOSCIENCES INCORPORATED
		By:	/s/ HELEN S. KIM
Name: Helen S. Kim
Title: President & CEO
Attest:	/s/ JONATHAN K. WRIGHT
Name: Jonathan K. Wright
Title: General Counsel & Secretary
MELLON INVESTOR SERVICES LLC
		By:	/s/ MARIA G. COOPER
Name: Maria G. Cooper
Title: Relationship Manager
Attest:	/s/ JOSHUA P. MCGINN
Name: Joshua P. McGinn
Title: Assistant Vice President

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  Exhibit 4.1
AMENDMENT NO 1. TO RIGHTS AGREEMENT